UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2026 (January 5, 2026)

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

(407) 298-2000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this "Amendment") is being filed to amend the Current Report on Form 8-K filed by The LGL Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") on January 7, 2026 (the "Original Form 8-K"). In the Original Form 8-K, the Company disclosed the appointment of Jason Lamb as Chief Executive Officer, effective immediately, but the Company indicated the compensation arrangements for Mr. Lamb had not yet been finalized. This Amendment is being filed to disclose such compensation arrangements. Except as set forth herein, the Original Form 8-K remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2026, the Company approved the compensation arrangement for Mr. Lamb in connection with his appointment as Chief Executive Officer.

The material terms of Mr. Lamb's compensation are summarized below:
(i)	an annual draw of $60,000 against incentive compensation (the "Base Draw");
(ii)
eligibility to receive incentive compensation for identifying, analyzing and managing investment opportunities according to standard payout rates then in effect to the extent it exceeds the Base Draw plus expenses; and

(iii)	eligibility to receive a discretionary annual bonus based on individual performance and performance of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LGL GROUP, INC.
(Registrant)

Date: January 9, 2026	By:	/s/ Patrick Huvane
		Name:	Patrick Huvane
		Title:	Executive Vice President - Business Development